Exhibit 99.1

FOR IMMEDIATE RELEASE

Syniverse Reports Strong Second Quarter Results,

Raises Guidance

Continued strength in roaming and messaging drives performance

TAMPA, Fla. – Aug. 2, 2010 – Syniverse Holdings, Inc. (NYSE:SVR), a leading provider of technology and business solutions for the global telecommunications industry, today reported results for second quarter 2010.

“Key drivers propelling performance during the reporting period included the increasing use of mobile data and the growing popularity of mobile messaging for personal and business communications,” said Tony Holcombe, President and CEO. “Strong organic growth fueled by sales to new and existing customers, plus a renewal rate of 99%, led us to increase full-year guidance to reflect our market momentum.”

Syniverse cited solid results for the quarter:

•	Total revenue for second quarter 2010 was $158.8 million, a 39.9% increase compared to second quarter 2009.

•	Net revenue, which excludes off-network database queries, was $157.5 million, a 40.9% increase compared to second quarter 2009.

•	Net income was $22.3 million or $0.32 per diluted share, 35.6% and 34.4% increases, respectively, compared to second quarter 2009.

•	Cash net income, a non-GAAP financial measure described below, was $34.0 million or $0.49 per diluted share, 33.7% and 32.0% increases, respectively, compared to second quarter 2009.

•	Adjusted EBITDA, a non-GAAP financial measure described below, was $66.0 million, a 28.1% increase compared to second quarter 2009.

•	Net cash provided by operating activities was $39.3 million in the second quarter 2010, an 18.1% increase compared to second quarter 2009.

•	Operating free cash flow, a non-GAAP financial measure described below, was $24.8 million in the second quarter 2010, a 29.5% increase compared to second quarter 2009.

David Hitchcock, Executive Vice President and CFO, said the momentum Syniverse saw during the first quarter continued throughout the first half of the year.

“Execution remains strong, and Syniverse continues to generate solid earnings and cash flow,” he said. “As for the integration of our acquired messaging assets, we continue on schedule and expect the process to be substantially completed by year end.”

Please refer to the information set forth at the end of this news release under the headings “Non-GAAP Measures” and “Reconciliation of Non-GAAP Measures to GAAP” for an explanation of non-GAAP financial measures as well as a reconciliation of such non-GAAP financial measures to GAAP financial measures.

Syniverse Technologies 2Q 2010 Results – 2

Second Quarter 2010 Operating Segment Review: Segment revenue and operating income are summarized in the tables included with this press release.

Roaming Services

Roaming revenues were $73.0 million in the quarter, a 14.0% increase compared to second quarter 2009. Revenues were higher due primarily to increased volumes in our roaming clearing house; increases in UniRoam, a service used for interstandard roaming; Signaling Solutions; and Mobile Data Roaming.

Messaging Services

Messaging revenues were $49.3 million compared to $7.9 million in the second quarter 2009. The increase was driven by our messaging acquisition, which contributed $43.1 million of revenue in the quarter.

Network Services

Network revenues, excluding Off-Network Database Queries of $1.3 million, were $31.7 million, a 9.5% decrease from second quarter 2009. This decrease is primarily due to certain customer migrations from our SS7 solutions, partially offset by increases in our IPX transport services.

Outlook

The company is revising guidance and providing the following outlook for 2010:

Net Revenues	$615 – 635 million
Net Income	$82 – 89 million
Adjusted EBITDA	$255 – 265 million
Cash Net Income	$129 – 135.5 million
Operating Free Cash Flow	$100 million or greater

Expected Adjusted EBITDA and cash net income have been adjusted to exclude the expected one-time costs in 2010 related to the integration of the messaging business.

Second Quarter 2010 Earnings Call

Syniverse will host a conference call at 4:30 p.m. ET to discuss the results. To participate on this call, U.S. callers may dial toll free 1-866-202-4367; international callers may dial direct +1 (617) 213-8845. The passcode for this call is 65311239. This event also will be webcast live over the Internet in listen-only mode at http://www.syniverse.com/investorevents.

A replay of this call will be available beginning at approximately 7:30 p.m. ET on Aug. 2 and will remain available through Aug. 9 at 11:59 p.m. ET. To access the replay, U.S. callers may dial toll free 1-888-286-8010; international callers may dial direct +1 (617) 801-6888. The replay passcode is 48098778.

About Syniverse

Syniverse Technologies (NYSE:SVR) makes mobile work for more than 800 mobile operators, cable and Internet providers, and enterprises in over 160 countries. With unmatched expertise and more than 20 years simplifying the complexities of roaming, messaging and networking, Syniverse serves as the force at the center of the mobile communications universe, keeping people connected today and forging new connections for tomorrow. Nobody knows mobile like Syniverse. For more information, visit www.syniverse.com, follow Syniverse on Twitter or find Syniverse on Facebook.

Syniverse Technologies 2Q 2010 Results – 3

Cautionary Notice Regarding Forward-Looking Statements

Certain of the statements in this press release may constitute “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Syniverse to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements include, without limitation, statements regarding Syniverse’s expectations of continued growth of its product portfolio and competitive position; Syniverse’s ability to successfully integrate its acquired businesses and the expected cost of such integration; Syniverse’s belief of the value of Non-GAAP measures to its investors; and Syniverse’s guidance for 2010, as contained under the caption “Outlook,” including, without limitation, expected net revenues, net income, Adjusted EBITDA, cash net income and operating free cash flow for 2010, as well as the assumptions, estimates, and judgments applied in creating such guidance.

These forward-looking statements are based upon information presently available to the company’s management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties, including, without limitation, those other risks and factors discussed in Syniverse’s Annual Report on Form 10-K for the year ended Dec. 31, 2009, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and otherwise in Syniverse’s reports and filings that it makes with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made. Syniverse has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this news release or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as otherwise may be required by law.

For more information:

Jim Huseby

Syniverse Investor Relations

+1 813.637.5000

Bobby Eagle

Syniverse Corporate Communications

+1 813.637.5050

bobby.eagle@syniverse.com

Syniverse Technologies 2Q 2010 Results – 4

Syniverse Holdings, Inc.

Condensed Consolidated Statements of Income (unaudited)

(In thousands except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Revenues from external customers	$157,543	$111,775	$305,416	$219,457
Off-Network Database Queries	1,262	1,703	2,405	2,945

Total Revenues	158,805	113,478	307,821	222,402

Cost of operations	59,880	40,904	116,149	80,862

Gross Margin	98,925	72,574	191,672	141,540

Gross Margin %	62.3%	64.0%	62.3%	63.6%
Gross Margin % before Off-Network
Database Queries	62.8%	64.9%	62.8%	64.5%

Sales and marketing	13,677	8,835	26,308	17,523
General and administrative	23,686	17,005	46,389	34,003
Depreciation and amortization	18,365	14,037	37,284	27,621

	115,608	80,781	226,130	160,009

Operating income	43,197	32,697	81,691	62,393

Other expense, net:
Interest expense, net	(6,797)	(7,446)	(13,604)	(14,610)
Other, net	180	851	804	1,134

	(6,617)	(6,595)	(12,800)	(13,476)

Income before provision for income taxes	36,580	26,102	68,891	48,917
Provision for income taxes	14,244	9,624	26,826	16,407

Net income	22,336	16,478	42,065	32,510
Net loss attributable to noncontrolling interest	281	53	559	53

Net income attributable to Syniverse Holdings, Inc.	$22,617	$16,531	$42,624	$32,563

Net income per common share:
Basic	$0.32	$0.24	$0.61	$0.47

Diluted	$0.32	$0.24	$0.61	$0.47

Weighted average common shares outstanding:
Basic	68,518	67,945	68,402	67,907

Diluted	68,899	68,029	68,738	67,980

Syniverse Technologies 2Q 2010 Results – 5

Syniverse Holdings, Inc.

Condensed Consolidated Balance Sheets

(In thousands except share data)

	June 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash	$120,724	$91,934
Accounts receivable, net of allowances of $7,481 and $7,290, respectively	136,577	126,127
Prepaid and other current assets	26,513	20,813

Total current assets	283,814	238,874

Property and equipment, net	74,191	64,315
Capitalized software, net	67,680	75,249
Deferred costs, net	6,534	7,388
Goodwill	657,002	685,710
Identifiable intangibles, net	215,370	234,938
Other assets	1,636	3,250

Total assets	$1,306,227	$1,309,724

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,056	$8,020
Transition services payable	—	16,609
Accrued payroll and related benefits	14,166	9,832
Accrued interest	5,149	5,150
Accrued income taxes	877	1,468
Deferred revenues	7,190	6,197
Other accrued liabilities	26,366	32,042
Current portion of Term Note B	3,261	3,452

Total current liabilities	62,065	82,770
Long-term liabilities:
Deferred tax liabilities	93,390	87,254
7 3/4% senior subordinated notes due 2013	175,000	175,000
Term Note B, less current maturities	313,825	334,012
Other long-term liabilities	11,267	9,534

Total liabilities	655,547	688,570

Stockholders’ equity:
Preferred stock, $0.001 par value; 300,000 shares authorized; no shares issued	—	—
Common stock, $0.001 par value; 100,300,000 shares authorized; 70,026,259 shares issued and 69,826,261 shares outstanding and 69,574,505 shares issued and 69,382,507 shares outstanding at June 30, 2010 and December 31, 2009, respectively	70	69
Additional paid-in capital	493,578	483,227
Retained earnings	192,206	149,582
Accumulated other comprehensive loss	(36,189)	(12,205)
Common stock held in treasury, at cost; 199,998 at June 30, 2010 and 191,998 at December 31, 2009	(15)	(15)

Total Syniverse Holdings, Inc. stockholders’ equity	649,650	620,658
Noncontrolling interest	1,030	496

Total equity	650,680	621,154

Total liabilities and stockholders’ equity	$1,306,227	$1,309,724

Syniverse Technologies 2Q 2010 Results – 6

Syniverse Holdings, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities
Net income	$42,065	$32,510
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization including amortization of deferred debt issuance costs	38,138	28,481
Provision for uncollectible accounts	512	356
Deferred income tax expense	4,733	5,604
Stock-based compensation	5,992	3,015
Other, net	(57)	66
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(12,978)	3,320
Prepaids and other current assets	(5,878)	(9,626)
Accounts payable	1,449	(7,967)
Transition services payable	(16,609)	—
Other current liabilities	(2,939)	(7,946)
Other long-term assets and liabilities	3,050	2,461

Net cash provided by operating activities	57,478	50,274

Cash flows from investing activities
Capital expenditures	(27,959)	(20,936)
Acquisition, net of acquired cash	(497)	(3,182)

Net cash used in investing activities	(28,456)	(24,118)

Cash flows from financing activities
Principal payments on senior credit facility	(1,657)	(1,705)
Issuance of stock under employee stock purchase plan	1,132	415
Issuance of stock for stock options exercised	3,783	95
Minimum tax withholding on restricted stock awards	(555)	(266)
Capital contribution from noncontrolling interest in a joint venture	1,092	981

Net cash provided by (used in) financing activities	3,795	(480)

Effect of exchange rate changes on cash	(4,027)	(3,435)

Net increase in cash	28,790	22,241
Cash at beginning of period	91,934	165,605

Cash at end of period	$120,724	$187,846

Supplemental cash flow information
Interest paid	$12,776	$13,327
Income taxes paid	22,949	21,768

Syniverse Technologies 2Q 2010 Results – 7

Syniverse Holdings, Inc.

Segment Results Supplemental Information (unaudited)

Segment results:	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change %	2010	2009	Change %
	(In thousands)			(In thousands)
Revenues:
Roaming services	$73,023	$64,049	14.0%	$138,928	$123,409	12.6%
Messaging services	49,336	7,944	521.0%	96,748	17,366	457.1%
Network services (1)	32,935	36,701	-10.3%	66,337	71,950	-7.8%
Corporate and Other	3,511	4,784	-26.6%	5,808	9,677	-40.0%

Consolidated revenue	$158,805	$113,478	39.9%	$307,821	$222,402	38.4%

Segment operating income (loss):
Roaming services	$45,468	$38,547	18.0%	$85,135	$73,578	15.7%
Messaging services	20,460	2,945	594.7%	38,854	7,114	446.1%
Network services	8,272	12,402	-33.3%	18,983	24,192	-21.5%
Corporate and Other	(31,003)	(21,197)	46.3%	(61,281)	(42,491)	44.2%

Consolidated operating income	$43,197	$32,697	32.1%	$81,691	$62,393	30.9%

(1)

Includes Off-Network Database Query revenues of $1,262 and $1,703 for the three months ended June 30, 2010 and 2009, respectively, and $2,405 and $2,945 for the six months ended June 30, 2010 and 2009, respectively.

Revenue by region:	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(In thousands)		(In thousands)
North America (U.S. and Canada)	$124,542	$81,731	$241,362	$159,940
Asia Pacific	10,103	9,406	18,891	18,871
Caribbean and Latin America (includes Mexico)	9,764	7,707	19,461	15,658
Europe, Middle East and Africa	13,134	12,931	25,702	24,988

Non-North American Revenue	33,001	30,044	64,054	59,517

Revenues excluding Off-Network Database Queries	157,543	111,775	305,416	219,457
Off-Network Database Queries (i)	1,262	1,703	2,405	2,945

Total Revenues	$158,805	$113,478	$307,821	$222,402

(i)	Off-Network Database Queries are not allocated to geograghic regions.

Syniverse Technologies 2Q 2010 Results – 8

Syniverse Holdings, Inc.

Reconciliation of Non GAAP Measures to GAAP (unaudited)

(In thousands except share data and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Reconciliation to adjusted EBITDA
Net income	$22,336	$16,478	$42,065	$32,510
Interest expense, net	6,797	7,446	13,604	14,610
Provision for income taxes	14,244	9,624	26,826	16,407
Depreciation and amortization	18,365	14,037	37,284	27,621
Non-cash stock compensation	3,165	1,908	5,992	3,015
BSG Wireless transition expenses	—	2,059	—	4,625
Messaging acquisition and integration expenses	1,116	—	1,798	—

Adjusted EBITDA	$66,023	$51,552	$127,569	$98,788

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Reconciliation to cash net income
Net income	$22,336	$16,478	$42,065	$32,510
Add provision for income taxes	14,244	9,624	26,826	16,407

Income before provision for income taxes	36,580	26,102	68,891	48,917

Non-cash stock compensation	3,165	1,908	5,992	3,015
Purchase accounting amortization	9,082	6,917	18,285	13,708
BSG Wireless transition expenses	—	2,059	—	4,625
Messaging acquisition and integration expenses	1,116	—	1,798	—

Adjusted income before provision for income taxes	49,943	36,986	94,966	70,265

Less assumed provision for income taxes at 37.5%	(18,728)	(13,870)	(35,612)	(26,349)
Add cash savings of tax deductible goodwill(1)	2,777	2,301	5,553	4,602

Cash net income	$33,992	$25,417	$64,907	$48,518

Cash net income per share	$0.49	$0.37	$0.94	$0.71
Diluted shares outstanding	68,899	68,029	68,738	67,980

(1)	Represents the cash benefit realized currently as a result of the tax deductibility of goodwill amortization.

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Reconciliation to operating free cash flow
Net cash provided by operating activities	$39,311	$33,273	$57,478	$50,274
Capital expenditures	(14,517)	(14,121)	(27,959)	(20,936)

Operating Free Cash Flow	$24,794	$19,152	$29,519	$29,338

Syniverse Technologies 2Q 2010 Results – 9

Syniverse Holdings Inc.

2010 Guidance

Reconciliation of Non GAAP Measures to GAAP (unaudited)

(In millions)

	2010E Low	2010E High
Reconciliation to adjusted EBITDA
Net income	$82.0	$89.0
Interest expense, net	27.0	27.0
Provision for income taxes	53.0	56.0
Depreciation and amortization	76.0	76.0
Non-cash stock compensation	13.0	13.0
Messaging transition expenses	4.0	4.0

Adjusted EBITDA	$255.0	$265.0

Reconciliation to cash net income
Net income	$82.0	$89.0
Add provision for income taxes	53.0	56.0

Income before provision for income taxes	135.0	145.0

Purchase accounting amortization	37.0	37.0
Non-cash stock compensation	13.0	13.0
Messaging acquisition and integration expenses	4.0	4.0

Adjusted income before provision for income taxes	189.0	199.0

Less assumed provision for income taxes	(71.1)	(74.6)
Add cash savings of tax deductible goodwill (1)	11.1	11.1

Cash net income	$129.0	$135.5

(1)	Represents the cash benefit realized currently as a result of the tax deductibility of goodwill amortization.

Syniverse Technologies 2Q 2010 Results – 10

Non-GAAP Measures

Syniverse’s Adjusted EBITDA is determined by adding the following items to net income: interest expense, net, provision for income taxes, depreciation and amortization, non-cash stock compensation, and acquisition-related expenses, including transition and integration costs.

Syniverse’s cash net income is calculated by (i) adding the following items to net income: provision for income taxes, non-cash stock compensation, acquisition-related expenses, including transition and integration costs and purchase accounting amortization; (ii) adjusting the resulting pre-tax sum for a provision for income taxes at an assumed long-term tax rate of 37.5% [is this still the right percentage?], which excludes the effect of our net operating losses; and (iii) adding to that sum the cash benefit of our tax-deductible goodwill. The cash benefit is a result of the differing treatments of approximately $436 {is this still the right number?]million of goodwill on our balance sheet, which primarily is the result of acquisitions that we made from Verizon in February 2002, IOS North America in September 2004 and VeriSign’s mobile messaging business in October 2009. Specifically, while this goodwill is not amortized for GAAP purposes, the amortization of goodwill is, nonetheless, deductible in calculating our taxable income and, hence, reduces actual cash tax liabilities.

Syniverse’s operating free cash flow is determined by subtracting capital expenditures from net cash provided by operating activities.

A reconciliation of net income, the closest GAAP financial measure, to Adjusted EBITDA and cash net income is presented in the financial tables above under the heading “Reconciliation of Non-GAAP Measures to GAAP.” A reconciliation of operating free cash flow to net cash provided by operating activities, the closest GAAP measure, also is presented in the financial tables above under the heading “Reconciliation of Non-GAAP Measures to GAAP.”

We present Adjusted EBITDA and operating free cash flow because we believe that Adjusted EBITDA and operating free cash flow provide useful information regarding our continuing operating results. We rely on Adjusted EBITDA and operating free cash flow as primary measures to review and assess the operating performance of our management team in connection with our executive compensation and bonus plans. We also review Adjusted EBITDA and operating free cash flow to compare our current operating results with corresponding periods and with the operating results of other companies in our industry. In addition, we utilize Adjusted EBITDA and operating free cash flow as an assessment of our overall liquidity and our ability to meet our debt service obligations.

We present cash net income and the related per-share amount because we believe it provides useful information regarding our operating results in addition to our GAAP measures. We believe that cash net income provides our investors with valuable insight into our profitability exclusive of certain adjustments. In addition, cash net income provides further insight into the cash impact resulting from the different treatments of goodwill for financial reporting and tax purposes. We rely on cash net income as the primary measure of Syniverse’s earnings exclusive of these certain non-cash charges.

We believe that the disclosure of Adjusted EBITDA, operating free cash flow and cash net income is useful to investors as these non-GAAP measures form the basis of how our management team reviews and considers our operating results. By disclosing these non-GAAP measures, we believe that we create for investors a greater understanding of and an enhanced level of transparency into the means by which our management team operates our company. We also believe these measures can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items that do not directly affect our ongoing operating performance or cash flows.

Adjusted EBITDA, operating free cash flow and cash net income have limitations as analytical tools and should not be relied upon or considered in isolation or as a substitute for GAAP measures, such as net

Syniverse Technologies 2Q 2010 Results – 11

income, cash flows from operating activities and other consolidated income or other cash flows statement data prepared in accordance with GAAP. In addition, these non-GAAP measures may not be comparable to other similarly titled measures of other companies. Because of these limitations, Adjusted EBITDA and operating free cash flow should not be considered as measures of discretionary cash available to us to invest in the growth of our business. Cash net income also should not be considered as a replacement for, or a measure that should be used or analyzed in lieu of, net income. We attempt to compensate for these limitations by relying primarily upon our GAAP results and using Adjusted EBITDA, operating free cash flow and cash net income as supplemental information only.

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